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                                                                    EXHIBIT 99.1

                     PENN OCTANE FILES FORM 10 REGISTRATION
                STATEMENT WITH SECURITIES AND EXCHANGE COMMISSION


PALM DESERT, Calif., September 18, 2003 Penn Octane Corporation (NASDAQ: POCC) today announced that its Board of Directors and the Independent Committee of its Board of Directors have formally approved the terms of the spin-off of Penn Octane's 100% limited partner interest in Rio Vista Energy Partners L.P., a Delaware limited partnership (RVEP) that will own and operate the liquefied petroleum gas distribution, transportation and marketing business of Penn Octane primarily consisting of the terminal facilities, pipelines and other operating assets located in Brownsville, Texas and Mexico. The Board of Directors of Penn Octane anticipates that the spin-off will occur on or near December 1, 2003, subject to a number of conditions, including those conditions set forth below.

A registration statement on Form 10 (SEC File Number 000-50394) for RVEP was filed today with the Securities and Exchange Commission containing details of the distribution and important financial and other information about RVEP, including risk factors related to RVEP and the distribution. The spin-off, which is taxable to both Penn Octane and its stockholders, is subject to a number of conditions, including the receipt of an independent appraisal of the assets to be transferred by Penn Octane to RVEP in connection with the distribution that supports an acceptable level of federal income taxes to Penn Octane as a result of the distribution; the absence of any contractual and regulatory restraints or prohibitions preventing the consummation of the distribution; and final action by the Board of Directors of Penn Octane to set the record date and distribution date for the spin-off and the effectiveness of the registration statement.

It is expected that Penn Octane stockholders will receive one common unit of RVEP for every eight shares of Penn Octane common stock they own as of the record date.

Following the distribution, Penn Octane will continue to purchase liquefied petroleum gas from its existing suppliers and will sell such liquefied petroleum gas through its leased pipeline assets to RVEP pursuant to an LPG purchase contract to be entered into with RVEP. Penn Octane will also control RVEP through its ownership and control of Rio Vista GP LLC, the general partner of RVEP. Immediately following the distribution, it is anticipated that Jerome B. Richter, Chairman of the Board and CEO of Penn Octane, and Shore Capital LLC, an entity owned and controlled by Richard Shore, Jr., President of Penn Octane, will each purchase 25% of the ownership interests in Rio Vista GP LLC from Penn Octane.

Following the distribution, Penn Octane is expected to continue to trade on The NASDAQ SmallCap Market under the symbol "POCC." It is anticipated that an application will be made to admit the RVEP common units for trading on The NASDAQ National Market under the symbol "RVEP." There is currently no trading market for RVEP common units.

"This action puts into motion the earlier decision by the Company to operate its assets under a public master limited partnership," said Richard "Beau" Shore, President of Penn Octane. "Once the spin off is effective, the Company's and RVEP's ability to grow should be enhanced through the tax efficient structure of RVEP. The partnership structure is commonly used by other companies in the propane, pipeline and terminal business. Once the spin off is completed, RVEP should be in a better position to compete for growth assets and additional opportunities."

ABOUT PENN OCTANE CORPORATION

Penn Octane is a leading supplier of Liquefied Petroleum Gas (LPG) to Northeastern Mexico. Penn Octane leases a 132-mile, six-inch pipeline which connects from a pipeline in Kleberg County, Texas to its terminal in Brownsville, Texas, which historically served as a trans-shipment point for truck



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delivery to Mexico. Until the spin off referred to above is consummated, the
Company will continue to own a 21-mile pipeline which connects the terminal in Brownsville to a storage and distribution terminal in Matamoros, Tamaulipas de C.V. The Company also utilizes a 12-inch propane pipeline which connects certain gas plants in Corpus Christi, Texas to its pipeline in Kleberg County. The Company's network is further enhanced by the 155 miles of pipeline it has rights to use to transport LPG to and from its storage facility of 500,000 barrels in Markham, Texas that enhances the Company's ability to bring LPG to Northeastern Mexico.

Certain of these statements in this news release are forward-looking statements. While these statements reflect the company's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially.

For further information, contact Richard "Beau" Shore, Jr. or Ian Bothwell at
(760) 772-9080 or Ken Sgro, CEOcast, Inc., investor relations for Penn Octane at
(212) 732-4300.


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